Exhibit 99.1

First Financial Bancorp Completes $103.5 million Capital Raise

Cincinnati, Ohio – June 8, 2009 -- First Financial Bancorp (NASDAQ: FFBC) announced today that it has completed a public offering of 13.8 million shares of its common shares at a price to the public of $7.50 per share for total gross proceeds of $103.5 million. The shares sold include 1.8 million shares purchased by the underwriters pursuant to their over-allotment option, which was exercised in full. The net proceeds of the offering after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $98.0 million.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. A copy may be obtained free of charge at the Investor Relations section of First Financial’s website at www.bankatfirst.com/Investor. Alternatively, you may obtain a copy of the prospectus from the SEC’s website at www.sec.gov, or by contacting the underwriters at:

Sandler O’Neill + Partners, L.P. Syndication Department 919 Third Avenue, 6th Floor New York NY 10022 212-466-7800	Keefe, Bruyette & Woods, Inc. Equity Capital Markets 787 Seventh Avenue, 4th Floor New York NY 10019 800-966-1559

Forward-Looking Statements
This news release should be read in conjunction with the consolidated financial statements, notes and tables in First Financial Bancorp’s most recent Annual Report on Form 10-K for the year ended December 31, 2008. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risk and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, management’s ability to effectively execute its business plan; the risk that the strength of the United States economy in general and the strength of the local economies in which First Financial conducts operations continue to deteriorate, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on First Financial’s loan portfolio, allowance for loan and lease losses and overall financial purpose; the ability of financial institutions to access sources of liquidity at a reasonable cost; the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury’s TARP and the FDIC’s Temporary Liquidity Guarantee Program, and the effect of such governmental actions on First Financial, its competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from participation in the Temporary Liquidity Guarantee Program or from increased payments from FDIC insurance funds as a result of depository institution failures; the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates; technology changes; our ability to successfully complete mergers and acquisitions and the ability to successfully integrate the businesses acquired, including our ability to successfully complete and then integrate the branches which are proposed to be acquired from Peoples Community Bank, and the risk that exploring merger and acquisition opportunities may detract from management’s time and ability to successfully manage our company; our ability to increase market shares and control expenses; the effect of changes in accounting policies and practices; adverse changes in the securities markets; our ability to manage loan delinquency and charge off rates and changes in estimation of the adequacy of the allowance for loan losses; First Financial’s success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services; the cost and effects of litigation and of unexpected or adverse outcomes in such litigation; uncertainties arising from First Financial’s participation in the TARP, including impacts on employee recruitment and retention and other business practices, and uncertainties concerning the potential redemption of the U.S. Treasury’s preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption; and First Financial’s success at managing the risks involved in the foregoing. For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2008 Form 10-K and other public documents filed with the Securities and Exchange Commission (SEC), as well as the most recent Form 10-Q filing for the quarter ended March 31, 2009. These documents are available at no cost within the investor relations section of First Financial’s website at www.bankatfirst.com/investor and on the SEC's website at www.sec.gov.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company with $3.8 billion in assets. Its banking subsidiary, First Financial Bank, N.A., founded in 1863, provides retail and commercial banking products and services, and investment and insurance products through its 82 retail banking locations in Ohio, Kentucky and Indiana. The bank’s wealth management division, First Financial Wealth Resource Group, provides investment management, traditional trust, brokerage, private banking, and insurance services, and has approximately $1.6 billion in assets under management. Additional information about the company, including its products, services, and banking locations, is available at www.bankatfirst.com/investor.

Additional Information
Investors/Analysts Patti Forsythe Vice President, Investor Relations 513-979-5837 patti.forsythe@bankatfirst.com	Media Cheryl Lipp First Vice President, Marketing Director 513-979-5797 cheryl.lipp@bankatfirst.com